Exhibit 10.4B

V Solar Holdings, Inc.

Amended and Restated

2013 Long-Term Incentive Pool Plan

for Operations Leaders

Section 1. Purpose. The purpose of the V Solar Holdings, Inc. Amended and Restated 2013 Long-Term Incentive Pool Plan for Operations Leaders is to:

(a) provide a means through which V Solar Holdings, Inc. (the “Company”) and its Affiliates may attract and retain key Operations Managers, Supervising Electricians and other Eligible Operations Coordinators (and prospective Operations Managers, Supervising Electricians and other Eligible Operations Coordinators); and

(b) provide a means whereby Operations Managers, Supervising Electricians and other Eligible Operations Coordinators (and prospective Operations Managers, Supervising Electricians and other Eligible Operations Coordinators) of the Company and its Affiliates can be paid incentive compensation measured by reference to the value of shares of the Company’s Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s direct and indirect stockholders.

Section 2. Definitions. Capitalized terms used in the Plan shall have the meanings assigned such terms herein or in Appendix A (Definitions).

Section 3. Eligibility.

(a) Any Operations Manager, Supervising Electrician and other Eligible Operations Coordinator of the Company or its Affiliates shall be eligible to be designated a Participant by the Committee.

(b) Unless otherwise provided for in an Award Agreement, when a Participant ceases to be an Operations Manager, Supervising Electrician or other Eligible Operations Coordinator or otherwise ceases to satisfy the eligibility requirements for participation in this Plan (the last date of such participation, the “Cessation Date”), but continues to provide Services, such Participant shall be eligible to continue to receive payments in respect of LTIP Credits accrued on or prior to the Cessation Date pursuant to Section 4(b) and otherwise in accordance with the Plan, provided that such Participant shall not accrue any additional LTIP Credits in this Plan after the Cessation Date. Such a Participant may be eligible to participate in other long-term incentive plans of the Company or its Affiliates, but LTIP credits accrued under any other such plan shall not constitute “LTIP Credits” under this Plan.

(c) An individual actively accruing benefits under a similar long-term incentive plan of the Company shall not be eligible to accrue LTIP Credits with respect to the same period of time under this Plan, unless otherwise provided by the Committee in the Award Agreement.

Section 4. Allocation of LTIP Credits; Calculation of LTIP Share.

(a) Grant of Awards. From time to time, the Committee may make awards of LTIP credits (each, an “LTIP Credit”) to Participants under the Plan (each, an “Award”) which shall be evidenced by a written award agreement (each, an “Award Agreement”). Awards may be expressed as a right, subject to satisfaction of the terms and conditions of the Award, to receive a stipulated number of LTIP Credits or a number of LTIP Credits derivable by a formula; provided that if no such number of LTIP Credits or formula is specified in the Award Agreement, then the number of LTIP Credits issued under such Award shall be determined pursuant to Section 4(b).

(b) Allocation of LTIP Credits. Unless otherwise provided in the applicable Award Agreement, each Participant shall accrue LTIP Credits as set forth in this Section 4(b). All determinations related to the allocation of LTIP Credits shall be reasonably determined by the Committee in good faith and shall be binding and final on all Participants.

(i) LTIP Credits, Generally. Unless otherwise provided in the applicable Award Agreement:

(A)	with respect to any Participant who provides Services to an office (x) which was established prior to January 1, 2014 and (y) with respect to which an Operations Manager and a Supervising Electrician both provide services in the ordinary course, each Participant (1) who is an Operations Manager with respect to such office shall be allocated 0.60 (six-tenths) of an LTIP Credit attributable to such office and (2) each Participant who is a Supervising Electrician (if any) shall be allocated 0.40 (four-tenths) of an LTIP Credit, for each solar-generating power installation completed by the office to which the Participant provides Services, on or after May 1, 2011 (except, in each case, to the extent such LTIP Credits are canceled pursuant to Section 4(b)(ii)); and

(B)	Each solar-generating power installation completed by the office on or after May 1, 2011 (other than an office described above in Section 4(b)(i)(A) will result in an LTIP Credit to be allocated among the Participants providing Services with respect to the office as of the date of the installation (except, in each case, to the extent such LTIP Credits are canceled pursuant to Section 4(b)(ii)), as set forth below:

	Portion of LTIP Credit allocated to:
Operations Leaders	Operations	Supervising	Eligible Operations
Providing Services to Office:	Manager	Electrician	Coordinators
Operations Manager only	80%	n/a	20%
Operations Manager and Supervising Electrician	55%	35%	10%

Notwithstanding the foregoing, the Committee, or its designee, may, in its sole discretion, adjust the allocation between an Operations Manager, a Supervising Electrician (if any), and any other Eligible Operations Coordinator, on a case-by-case basis.

(ii) Cancelations. If any solar power purchase contract is canceled by a customer or not assigned by a customer to a new purchaser of a home (other than cancelations as a result of the purchase by the customer of the power-generating equipment provided pursuant to such contract), then any LTIP Credits originally generated by the installation for such buyer will be canceled and cease to be outstanding for purposes of making future calculations hereunder.

(iii) Calculating LTIP Credits. A Participant’s LTIP Credits for any Measurement Period shall be determined in good faith by the Committee for purposes of making such payment, with the Committee’s decisions binding and final on all Participants.

(c) Calculation of LTIP Share. Unless otherwise provided in the applicable Award Agreement, a Participant’s share of the LTI Pool (the “LTIP Share”), as of any Determination Date, shall be a fraction (x) the numerator of which shall be such Participant’s LTIP Credits accrued during all Measurement Periods through such Determination Date and (y) the denominator of which shall be the total number of LTIP Credits assigned to all Participants (excluding Terminated Participants) during all Measurement Periods through such Determination Date. All determinations related to the calculation of the LTIP Share shall be determined by the Committee in good faith and shall be binding and final on all Participants.

Section 5. Allocation of LTIP Share; Timing and Amount of Payment. Satisfaction of Awards shall occur as described in either sub-section (a), sub-section (b), sub-section (c), or a combination of either sub-sections (a) or (b) and (c), below.

(i) Public Offering. Following the occurrence of a Public Offering of the Company (or any other similar event specified in the sole discretion of the Committee), on each Determination Date, each Participant with an outstanding Award who continues to provide Services through such Determination Date shall be issued a number of shares of Common Stock under the Company’s Stock Plan with a Fair Market Value on such Determination Date equal to such Participant’s LTIP Share of the Distributable Portion of the LTI Pool.

(ii) The Determination Dates following a Public Offering and the respective Distributable Portions of the LTI Pool shall be:

Determination Date	Distributable Portion of LTI Pool
Date that is six months following the closing of the Public Offering	Portion of the LTI Pool attributable to 29,411 hypothetical stock options, measured as of the applicable Determination Date

Date that is 18 months following the closing of the Public Offering	Portion of the LTI Pool attributable to 29,411 hypothetical stock options, measured as of the applicable Determination Date

Later of (x) the date on which the First Performance Hurdle has been satisfied and (y) the date that is six months following the closing of the Public Offering	Portion of the LTI Pool attributable to 58,824 hypothetical stock options, measured as of applicable Determination Date

Later of (x) the date on which the Second Performance Hurdle has been satisfied and (y) the date that is six months following the closing of the Public Offering	Portion of the LTI Pool attributable to 58,825 hypothetical stock options, measured as of the applicable Determination Date

(b) Change of Control. Upon the occurrence of a Change of Control (or any other similar event specified in the sole discretion of the Committee), each Participant with an outstanding Award shall be eligible to be paid an amount equal to the product of (1) the Participant’s LTIP Share, (2) the LTI Pool (less any amounts previously distributed under the LTI Pool) and (3) the Vested Percentage (such product, the “Change of Control Payment Amount”), which payment may be made in one of the following forms, as determined by the Committee in its sole discretion: (w) cash, (x) shares of Common Stock valued at Fair Market Value, (y) shares of Common Stock or units of capital stock of Parent or one of Parent’s majority-owned Subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of the Company’s capital stock (“Alternative Equity”) valued at Fair Market Value (measured as though all references to shares of Common Stock in such definition of “Fair Market Value” were replaced with Alternative Equity), or (z) any combination thereof. The Change of Control Payment Amount will be paid to a Participant in installments as follows:

(i) One-third of the Change of Control Payment Amount shall be paid within 30 days of the consummation of such Change of Control (unless the Participant ceases to provide Services before such consummation date, in which case the Change of Control Payment shall be forfeited);

(ii) One-third of the Change of Control Payment Amount shall be paid on the date that is nine (9) months after the date of the consummation of such Change of Control (unless the Participant ceases to provide Services before such date, in which case the unpaid portion of the Change of Control Payment shall be forfeited); and

(iii) One-third of the Change of Control Payment Amount shall be paid on the date that is 18 months after the date of the consummation of such Change of Control (unless the Participant ceases to provide Services before such date, in which case the unpaid portion of the Change of Control Payment shall be forfeited);

provided that if a Participant’s Services are terminated by the Participant’s employer after the consummation of a Change of Control other than for Cause (or as a result of the Participant’s death or disability (as defined in the employer’s long-term disability insurance plan)), then subject to and conditioned upon the execution and non-revocation of a General Release by such Participant, any unpaid portion of the Change of Control Payment Amount shall be paid to such Participant within 30 days of such termination of Services.

(c) Other Payments. The Committee may, at any time in its sole discretion, declare a payment from the LTI Pool, in which case each Participant with an outstanding Award shall be paid an amount equal to such Participant’s LTIP Share of the payment amount so declared by the Committee, which payment may be made in one of the forms described in Section 4(b); provided that any such payments, (i) together with all other payments made pursuant to this Section 4(c), shall not exceed an amount equal to the product of (A) the Vested Percentage and (B) the LTI Pool at the time of such payment; and (ii) shall reduce the payment made in respect of the LTI Pool on the Distribution Date immediately following the date such payment was made.

(d) Adjustment to LTI Pool. For the avoidance of doubt, any payment made pursuant to Section 5 shall constitute a payment pursuant to the LTI Pool and shall, therefore, reduce the amount of the LTI Pool available for future distributions, as described in the definition of “LTI Pool.”

Section 6. Administration.

(a) The Committee shall administer the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities (including Alternative Equity), other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (v) determine whether, to what extent and under what circumstances the delivery of cash, shares of Common Stock, other securities (including Alternative Equity), other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of any securities exchange or inter-dealer quotation system on which the shares of Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

Section 7. Amendment and Termination; Changes in Capital Structure and Similar Events.

(a) The Committee may amend, alter, suspend, discontinue, or terminate the Plan and/or any Award, or any portion thereof, at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such shareholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination (including without limitation any change effected by amendment, restatement, modification or waiver relating to any agreement cross-referenced herein (collectively, an “Amendment”)) that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of either (x) the affected Participant or (y) a number of Participants with a majority of the then outstanding LTIP Credits. Notwithstanding the foregoing, (i) the Committee may terminate the Plan and pay Participants the Vested Percentage of the LTI Pool pursuant to Section 4(c)(iii) without any shareholder approval or Participant consent at any time, in which case this Plan shall be terminated following such payment without any further obligation on the Company thereafter and (ii) the Committee may amend the method of calculating and allocating LTIP Credits (including, without limitation, imposition of or amendment to annual minimum performance requirements for any Participant to be allocated LTIP Credits under the Plan in respect of a Measurement Period) on a prospective basis without any shareholder approval or Participant consent at any time.

(b) In the event of (a) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property and excluding any dividend or distribution used to satisfy indebtedness of Parent and/or its Affiliates and Subsidiaries), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company or any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i) adjusting any or all of (A) the number of hypothetical Stock Options in the LTI Pool (and the kind of securities thereunder) and the number and type of securities which may be delivered in respect of Awards and (B) the Exercise Price with respect to any Award;

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) canceling any one or more outstanding Awards and causing to be paid to the holders holding Awards the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding or hypothetical Stock Options, the Intrinsic Value thereof (which may be zero).

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price). In addition, prior to any payment or adjustment contemplated under this Section 7(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

Section 8. General Provisions.

(a) Nontransferability. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate in cash or its equivalent (e.g., check), and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholdings or taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholdings and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock or Alternative Equity (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock or Alternative Equity otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares of Common Stock or Alternative Equity with a Fair Market Value equal to such withholding liability, provided that with respect to shares of Common Stock or Alternative Equity withheld pursuant to clause (B), the number of such shares of Common Stock or Alternative Equity may not have a Fair Market Value greater than the minimum required statutory withholding liability.

(c) No Claim to Awards; No Rights to Continued Services; Waiver. No employee, advisor or consultant of the Company or an Affiliate or Subsidiary, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the Service of the Company or an Affiliate or Subsidiary. The Company and any of its Affiliates and Subsidiaries may at any time dismiss a Participant from Services, free from any liability or any claim under the Plan. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement.

(d) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(e) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares of Common Stock have been issued or delivered to that person.

(f) Governing Law. The Plan shall be governed by and construed in accordance with the internal law of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of law provisions thereof that would direct the application of the law of any other jurisdiction. Any suit, action or proceeding with respect to this Plan, or any judgment entered by any court in respect of any thereof, shall be brought exclusively in any court of competent jurisdiction in Salt Lake City, Utah, and each of the Company and the Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Participant and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Plan brought in any court of competent jurisdiction in Salt Lake City, Utah, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

(g) Severability. If any provision of the Plan or any Award, Award Agreement, or Amendment is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of Services, they shall have the same rights as other employees under general law.

(i) Non-Qualified Deferred Compensation. This Plan and Awards hereunder are designed to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will incur additional tax under Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion (a) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date.

Section 9. Effectiveness. The Plan shall be effective as of July 31, 2013 (the “Effective Date”) and shall continue in effect, as amended from time to time, until terminated pursuant to Section 7.

Appendix A

Definitions

“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company or Parent and/or (ii) to the extent provided by the Committee, any person or entity in which the Company or Parent has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

“Board” means (i) prior to a Public Offering, the board of directors of the Parent and (ii) following (A) a Public Offering or (B) the date Parent ceases to be the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of 80% or more of the total voting power of the voting equity of the Company, the board of directors of the Company.

“Cause”, in the case of a particular Award, unless the applicable Award Agreement states otherwise, shall have the meaning ascribed to such term in the Participant’s then-current employment agreement, and if not so defined, or no such employment agreement exists, “Cause” shall mean (A) the Participant’s continued failure substantially to perform the Participant’s employment duties (other than as a result of total or partial incapacity due to physical or mental illness), (B) dishonesty in the performance of the Participant’s employment duties, (C) an act or acts on the Participant’s part constituting (x) what would be classified as a felony under the laws of the United States or any state thereof or (y) what would be classified as a misdemeanor involving moral turpitude under the law of the United States or any state thereof, (D) use, possession, sale, or purchase of controlled substances or alcohol during working hours or on the job site or being under the influence of controlled substances or alcohol during working hours or on the job site, (E) the Participant’s willful malfeasance or willful misconduct in connection with the Participant’s employment duties or any act or omission which is or could reasonably be expected to be injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates, (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate or Subsidiary or (G) the occurrence of any Restrictive Covenant Violation; provided that none of the foregoing events shall constitute Cause unless Participant fails to cure such event and remedy any adverse or injurious consequences arising from such event within 10 days after the receipt of written notice from the Company of the event which constitutes Cause (except that no cure or remedy period shall be provided if the event or such consequences are not capable of being cured and remedied).

“Change of Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any Person or Group other than Parent or Sponsor (or an Affiliate of Parent or Sponsor) or (ii) any Person or Group, other than Parent or Sponsor (or an Affiliate of Parent or Sponsor), is or becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of 50% or more of the total voting power of the voting equity of the Company, including by way of merger, consolidation or otherwise and Parent and Sponsor (or an Affiliate of Parent or Sponsor) cease to directly or indirectly control the Board.

“Committee” shall mean either (i) the Board or (ii) any committee to which the Board delegates its authority in respect of this Plan.

“Common Stock” shall mean the Company’s common stock.

“Determination Date” shall mean, following a Public Offering, the dates specified in Section 5(a)(ii), and following a Change of Control, the date of the consummation of such Change of Control.

“Eligible Operations Coordinators” shall mean an individual providing Services (or an individual providing services to a legal entity which provides Services) to the Company as a Training Coordinator, Electrical QA, or other title specified by the Committee (or its designee).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Exercise Price” means the option price per share of Common Stock for each Stock Option.

“Fair Market Value” shall mean, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Board (or, after a Public Offering, the Committee) in good faith to be the fair market value of the Common Stock.

“First Performance Hurdle” shall mean that Sponsor shall have received cash proceeds in respect of its shares of Common Stock held from time to time by Sponsor in an amount that equals $250,000,000 more than Sponsor’s cumulative invested capital in respect of its shares of Common Stock (which amount shall be deemed to be $75,000,000, plus any amounts invested after November 16, 2012 and through such date of determination).

“General Release” shall mean a general release of claims in favor of the Company and its affiliates, and their respective officers, directors, and employees, in such standard form as the Company may adopt from time to time.

“Group” means “group” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

“Intrinsic Value” shall mean, as of any Determination Date in respect of a Stock Option, the amount by which the Fair Market Value of a share of Common Stock exceeds the Exercise Price under such Stock Option.

“LTI Pool” as of any Determination Date, shall mean an amount equal to the Intrinsic Value of 176,471 hypothetical Stock Options issued under the Stock Plan with an Exercise Price equal to $1.00 each (such number and such Exercise Price subject to adjustments as provided in the Stock Plan), less the amount of any payments or distributions from the LTI Pool prior to such Determination Date made pursuant to Section 5. All determinations related to the calculation of the LTI Pool shall be reasonably determined by the Committee in good faith and shall be binding and final on all Participants.

“Measurement Period” shall mean the Company’s fiscal year (or such other period determined by the Committee from time to time).

“Operations Manager” shall mean an individual providing Services (or an individual providing services to a legal entity which provides Services) to the Company as an Operations Manager.

“Parent” means 313 Acquisition LLC, a Delaware limited liability company.

“Participant” shall mean an individual providing Services as an Eligible Operations Coordinator, Operations Manager or Supervising Electrician (or an individual providing services to a legal entity acting as an Eligible Operations Coordinator, Operations Manager or Supervising Electrician who provides Services) selected by the Committee to receive an Award under the Plan.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” shall mean this V Solar Holdings, Inc. Amended and Restated 2013 Long-Term Incentive Pool Plan for Operations Leaders (as amended, modified or supplemented from time to time).

“Public Offering” shall mean any offering by the Company of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

“Restrictive Covenant Violation” means the Participant’s breach of any provision of any agreement (including any Award Agreement) with the Company or any Affiliate or Subsidiary (whether currently in existence or arising in the future from time to time, and whether entered into pursuant to the Plan or otherwise) containing covenants regarding non-competition, non-solicitation, non-disparagement and/or non-disclosure obligations.

“Second Performance Hurdle” shall mean that Sponsor shall have received cash proceeds in respect of its shares of Common Stock held from time to time by Sponsor in an amount that equals $500,000,000 more than Sponsor’s cumulative invested capital in respect of its shares of Common Stock (which amount shall be deemed to be $75,000,000, plus any amounts invested after November 16, 2012 and through such date of determination).

“Service Recipient” with respect to a Participant shall mean the Company or one of its Affiliates (or any combination thereof) that engages the Services of such Participant at the time he or she is granted an Award hereunder (or that will prospectively engage the Services of such Participant following such grant).

“Services” means (i) a Participant’s employment if the Participant is an employee of the Company (or, following a Change in Control, any successor of the Company or the acquiring entity) or any of its Affiliates (or Parent or one of its Subsidiaries) or (ii) a Participant’s services as an advisor or consultant, if the Participant is an advisor or consultant to the Company (or, following a Change in Control, any successor of the Company or the acquiring entity) or any of its Affiliates (or Parent or one of its Subsidiaries).

“Sponsor” shall mean The Blackstone Group, L.P. and its Affiliates.

“Stock Option” means a Stock Option issued under the Stock Plan.

“Stock Plan” means the V Solar Holdings, Inc. 2013 Omnibus Incentive Plan, as amended from time to time.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supervising Electrician” shall mean an individual providing Services (or an individual providing services to a legal entity which provides Services) to the Company as an Supervising Electrician.

“Terminated Participant” shall mean any Participant holding an Award whose Services with the Service Recipient is terminated for any reason. For the avoidance of doubt, a Participant who ceases to be an Operations Manager, Supervising Electrician or other Eligible Operations Coordinator, but continues to provide Services in another capacity shall not be a Terminated Participant.

“Vested Percentage” as of any Determination Date shall mean (x) if the First Performance Hurdle has not been satisfied, 33.33%, or (y) if the First Performance Hurdle has been satisfied, but the Second Performance Hurdle has not been satisfied, 66.66%, or (z) if the First Performance Hurdle and the Second Performance Hurdle have been satisfied, 100%.

V Solar Holdings, Inc. 2013 Long-Term Incentive Pool Plan

for Operations Managers and Supervising Electricians

Notice of Award and Award Agreement

October 7, 2013

Dear                     ,

You (“Participant”) have been designated as eligible to participate in the 2013 Long-Term Incentive Pool Plan for Operations Managers and Supervising Electricians (the “Plan”) of V Solar Holdings, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

As an eligible Participant, you will have an opportunity to be paid incentive compensation measured by reference to the value of shares of the Company’s Common Stock (an “Award”). Your Award is subject to the terms of the Plan and this letter (your “Award Agreement”).

In order to accept your Award, you must agree to be bound by the restrictive covenants set forth in Appendix A to this Award Agreement and fully incorporated herein. In addition, you must acknowledge receipt of a copy of the Plan, which is attached hereto as Exhibit A. By signing this Award Agreement and accepting the Award, you acknowledge and agree that you have reviewed this Award Agreement and the Plan in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understand all provisions of this Award Agreement (including Appendix A), and the Plan.

If you have any questions about your Award or this Award Agreement, please contact Dan Rock at drock@vivintsolar.com or 801.705.8020. Please indicate whether or not you choose to accept the Award on the terms set forth in this Award Agreement and the Plan, and return a copy by pdf to 1stopsolar@vivint.com by October 25, 2013.

Sincerely,

V SOLAR HOLDINGS, INC.

By:
Name: Greg Butterfield
Title: CEO & President

❑	I accept the Award on the terms set forth in this Award Agreement and the Plan.

❑	I do not accept the Award.

Signed:

Name:

CONFIDENTIAL: This document contains trade secrets and confidential information owned by V Solar Holdings, Inc. and/or its affiliates (collectively, the “Company”). Access to and use of this information is strictly limited and controlled by the Company. This document may not be copied, distributed, or otherwise disclosed outside of the Company’s facilities or systems, except as expressly authorized in writing by the General Counsel or the Chief Executive Officer of the Company.

Appendix A

Restrictive Covenants

1. Non-Competition; Non-Solicitation; Non-Disparagement.

(a) The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i) During the Participant’s Services with the Company or its Affiliates or Subsidiaries (the “Employment Term”) and for a period of one year following the date the Participant ceases to be employed by the Company or its Affiliates or Subsidiaries, or any such longer period as may be agreed to between the Participant and the Company or any Affiliate (the “Restricted Period”), the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (for the purposes of this Appendix A, a “Person”), directly or indirectly solicit or assist in soliciting the business of any then-current or prospective client or customer of any member of the Restricted Group in competition with the Restricted Group in the Business.

(ii) During the Restricted Period, the Participant will not directly or indirectly:

(A) engage in the Business anywhere in the United States, or in any geographical area that is within 100 miles of any geographical area where the Restricted Group engages in the Business, including, for the avoidance of doubt, by entering into the employment of or rending any services to a Core Competitor, except where such employment or services do not relate in any manner to the Business;

(B) acquire a financial interest in, or otherwise become actively involved with, any Person engaged in the Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(C) intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Restricted Group and any of their clients, customers, suppliers, partners, members or investors.

(iii) Notwithstanding anything to the contrary in this Appendix A, the Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Core Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

(iv) During the Employment Term and the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A) solicit or encourage any employee of the Restricted Group to leave the employment of the Restricted Group;

CONFIDENTIAL: This document contains trade secrets and confidential information owned by V Solar Holdings, Inc. and/or its affiliates (collectively, the “Company”). Access to and use of this information is strictly limited and controlled by the Company. This document may not be copied, distributed, or otherwise disclosed outside of the Company’s facilities or systems, except as expressly authorized in writing by the General Counsel or the Chief Executive Officer of the Company.

(B) hire any executive-level employee, key personnel, or manager-level employee (i.e., any operations manager or district sales manager) who was employed by the Restricted Group as of the date of the Participant’s termination of employment with the Company or who left the employment of the Restricted Group coincident with, or within one year prior to or after, the termination of the Participant’s employment with the Company; or

(C) encourage any consultant of the Restricted Group to cease working with the Restricted Group.

(v) For purposes of this Agreement:

(A) “Restricted Group” shall mean, collectively, the Company and its subsidiaries and, to the extent engaged in the Business, their respective Affiliates (including The Blackstone Group L.P. and its Affiliates).

(B) “Business” shall mean (1) origination, installation, or monitoring services related to residential or commercial security, life-safety, energy management or home automation services, (2) installation or servicing of residential or commercial solar panels or sale of electricity generated by solar panels, (3) design, engineering or manufacturing of technology or products related to residential or commercial security, life-safety, energy management or home automation services and/or (4) provision of television, wireless voice and/or data services, including internet, through a common internet connectivity pipeline into the home.

(C) “Core Competitor” shall mean ADT Security Services/Tyco Integrated Security, Security Networks, LLC, Protection 1, Inc., Protect America, Inc., Stanley Security Solutions, Inc., Vector Security, Inc., Slomins, Inc., Monitronics International, Inc., Life Alert, Comcast Corporation, Time Warner, Inc., AT&T Inc., Verizon Communications, Inc., DISH Network Corp., DIRECTV, Pinnacle, JAB Wireless, Inc., Clearwire Corporation, CenturyLink, Inc., Cox Communication, Inc. and any of their respective Affiliates and current or future dealers, and Sungevity, Inc., RPS, Sunrun Inc., Solar City Corporation, Clean Power Finance, SunPower Corporation, Corbin Solar Solutions LLC, Galkos Construction, Inc., Zing Solar, Terrawatt, Inc., and any of their respective Affiliates or current or future dealers.

(vi) Notwithstanding the foregoing, if Executive’s principal place of employment is located in California, then the provisions of Sections 1(a)(i) and 1(a)(ii) of this Appendix A shall not apply following Executive’s termination of employment to the extent any such provision is prohibited by applicable California law.

(b) During the Employment Term and the three-year period beginning immediately following the Employment Term, the Participant agrees not to make, or cause any other person to make, any communication that is intended to criticize or disparage, or has the effect of criticizing or disparaging, the Company or any of its affiliates, agents or advisors (or any of its or their respective employees, officers or directors), it being understood that comments made in the Participant’s good faith performance of his duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement. Nothing set forth herein shall be interpreted to prohibit the Participant from responding truthfully to incorrect public statements, making truthful statements when required by law, subpoena or court order and/or from responding to any inquiry by any regulatory or investigatory organization.

(c) It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against the Participant, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(d) The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(e) The provisions of Section 1 hereof shall survive the termination of the Participant’s employment for any reason.

2. Confidentiality; Intellectual Property.

(a) Confidentiality.

(i) The Participant will not at any time (whether during or after the Participant’s employment with the Company) (x) retain or use for the benefit, purposes or account of the Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than the Participant’s professional advisers who are bound by confidentiality obligations or otherwise in performance of the Participant’s duties under the Participant’s employment and pursuant to customary industry practice), any non-public, proprietary or confidential information —including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of the Company, its Affiliates or Subsidiaries and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant; (b) made legitimately available to the Participant by a third party without breach of any confidentiality obligation of which the Participant has knowledge; or (c) required by law to be disclosed; provided that with respect to subsection (c) the Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii) Except as required by law, the Participant will not disclose to anyone, other than the Participant’s family (it being understood that, in this Agreement, the term “family” refers to the Participant, the Participant’s spouse, children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement; provided that the Participant may disclose to any prospective future employer the provisions of this Appendix A. This Section 2(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv) Upon termination of the Participant’s employment with the Company for any reason, the Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Affiliates or Subsidiaries; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.

(b) Intellectual Property.

(i) If the Participant creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, at any time during the Participant’s employment by the Company and within the scope of such employment and/or with the use of any the Company resources (“Company Works”), the Participant shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all of the Participant’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company. If the Participant creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Works, the Participant will keep and maintain same. The records will be available to and remain the sole property and intellectual property of the Company at all times.

(ii) The Participant shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works.

(iii) The Participant shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. The Participant shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to the Participant, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv) The provisions of Section 2 hereof shall survive the termination of the Participant’s employment for any reason.

3. Repayment of Proceeds. If the Participant’s Services terminated by the Company or an Affiliate with Cause or a Restrictive Covenant Violation occurs, or the Company discovers after any termination of Participant’s Services that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required to pay to the Company, within 10 business days’ of the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received either in cash, shares of Common Stock, or Alternative Equity in respect of Participant’s Award, or upon the sale or other disposition of, or dividends or distributions in respect of, any such equity. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

V Solar Holdings, Inc.

2013 Long-Term Incentive Pool Plan

for Operations Leaders

Agreement to Amendments

April 23, 2014

Dear Participant:

Reference is made to your Notice of Award and Award Agreement, which was agreed to and accepted by you, pursuant to which you were designated a Participant in the 2013 Long-Term Incentive Pool Plan for Operations Leaders (the “Plan”) of V Solar Holdings, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

The Committee has reviewed the Plan, and determined that certain amendments to the Plan are advisable and in the long-term interests of all Participants under the Plan, and has approved the amendment and restatement of the Plan (the “Amended and Restated Plan”) in the form attached hereto as Exhibit A.

Please indicate your agreement to the terms of the Amended and Restated Plan by signing below and returning a copy by pdf to Olivia Crellin at ocrellin@vivintsolar.com by Tuesday, April 29, 2014. If you have any questions, contact Shawn Lindquist at (801) 229-6850 or slindquist@vivintsolar.com.

Sincerely,

V Solar Holdings, Inc.

Shawn J. Lindquist

Chief Legal Officer and Executive Vice President

ACKNOWLEDGED AND AGREED TO BY PARTICIPANT

Signed:

Name:
(Please print full name)

Address:

Dated: April , 2014